Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Retrophin, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-202861) and Form S-8 (No. 333-206510) of Retrophin, Inc. of our reports dated February 26, 2016, relating to the consolidated financial statements and the effectiveness of Retrophin, Inc.’s internal control over financial reporting, which appear in the Form 10-K filed on February 26, 2016.

/s/ BDO USA, LLP

New York, New York

February 26, 2016